Exhibit 3.45

CERTIFICATE OF LIMITED PARTNERSHIP

OF

QUIETFLEX MANUFACTURING COMPANY, L.P.

This Certificate of Limited Partnership has been duly executed and is filed pursuant to Section 2 01 of the Texas Revised Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.	The name of the limited partnership is Quietflex Manufacturing Company, L.P.

2.	The address of the registered office is:

1501 Seamist

Houston, Texas 77008

3.	The name of the registered agent for service of process required to be maintained by Section 1.06 of the Act is:

Quietflex Holding Company

4.	The address of the principal office in the United States where records are to be kept or made available under Section 1 07 of the Act is:

Quietflex Manufacturing Company, L.P.

1501 Seamist

Houston, Texas 77008

5.	The name, mailing address, and street address of the business of the sole general partner is:

Quietflex Holding Company

1501 Seamist

Houston, Texas 77008

[Next page signature page]

7.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

By:
(A person authorized to sign
on behalf of the entity)